SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2003

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20630
(Commission File Number)

13-3391527
(IRS Employer Identification Number)

4670 S. Fort Apache Road, Suite 190, Las Vegas, Nevada 89147
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 221-7800

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

This current report on Form 8-K is filed by Full House Resorts, Inc., a Delaware corporation, on July 31, 2003 in connection with the proposed merger into a subsidiary of the Morongo Band of Mission Indians, a federally recognized Indian tribal government.

Item 5. Other Events.

On July 29, 2003, Full House Resorts, Inc. and the Morongo Band of Mission Indians announced that they have entered into an Agreement and Plan of Merger, dated as of July 29, 2003, pursuant to which Full House Resorts will merge with and into a subsidiary of the Morongo tribe.

In connection with the merger, each Full House Resorts common stockholder will receive $1.30 per share and each holder of Full House Resorts preferred stock will receive $6.15 per share.

The following stockholders of Full House Resorts have entered into a voting agreement with the Morongo tribe pursuant to which, among other things and subject to specified limitations, they have agreed to vote their shares of Full House Resorts common and/or preferred stock, in favor of the approval of the Agreement and Plan of Merger:

STOCKHOLDER:

William P. McComas

LKL Family Limited Partnership

Allen E. Paulson Living Trust

H. Joe Frazier

The preceding is qualified in its entirety by reference to the Agreement and Plan of Merger, and the voting agreement, copies of which are attached hereto as Exhibits 2.1, and 99.1 and which are incorporated herein by reference.  A copy of the press release jointly issued by Full House Resorts and the Morongo tribe announcing the signing of the Agreement and Plan of Merger is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Not applicable

(b)                                 Pro Forma Financial Information

Not applicable

(c)                                  Exhibits.

2.1                                 Agreement and Plan of Merger between Full House Resorts, the Morongo tribe and MFH Merger LLC dated July 29, 2003.

99.1                           Voting Agreement between the Morongo tribe and certain stockholders of Full House Resorts dated as of July 29, 2003.

99.2                           Press Release dated July 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Full House Resorts, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: July 31, 2003	By:	/s/ Michael P. Shaunnessy
Michael P. Shaunnessy
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger between Full House Resorts, the Morongo tribe and MFH Merger LLC dated July 29, 2003.

99.1	Voting Agreement between the Morongo tribe and certain stockholders of Full House Resorts dated as of July 29, 2003.

99.2	Press Release dated July 30, 2003.